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                                                                     EXHIBIT 5.1
                               BROBECK, PHLEGER &
                                    HARRISON
                                ATTORNEYS AT LAW

                             TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                            PALO ALTO, CA 94303-0913

August 17, 1995

Burr-Brown Corporation
6730 S. Tucson Boulevard
Tucson, AZ 85086

    Re: Registration Statement on Form S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 filed by Burr-Brown Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on even date herewith, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's Common Stock (the "Shares"). The Shares include an over-allotment option to the Underwriters to purchase additional shares of the Company's Common Stock and are to be sold to the Underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

    It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                          Very truly yours,

                                          BROBECK, PHLEGER & HARRISON